UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 8, 2007

TWL Corporation

(Exact name of registrant as specified in its charter)

Utah	000-08924	73-0981865

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4101 International Parkway Carrollton, Texas	75007

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

TWL Corporation (the “Company”) announced today that the Company plans to initiate a comprehensive restructuring effort as part of its overall profitability recovery plan.  These actions are a component of completing the first phase of the recovery plan begun in May of 2006.  The restructuring announced today involves more than a 21% reduction in staff effective September 28, 2007.  In addition, the Company plans to further reduce expenses associated with capital expenditures, travel and entertainment, sales commissions, outside contractors, employee benefits and online advertising.  As a result of these actions the Company projects an overall reduction in annualized expenses of approximately $3.96 million, including $2.6 million in the current 2008 Fiscal year.  The Company will incur a one-time charge for severance costs of up to $200,000 in the current fiscal quarter.

A copy of the press release announcing the restructuring effort is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number		Exhibit Description

99.1		Press Release dated October 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

October 5, 2007	By:	/s/ Dennis J. Cagan

Name: Dennis J. Cagan
Title: Chief Executive Officer and President